As filed with the Securities and Exchange Commission on May 22, 2009

Registration No. 333-117070

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment No. 1

to

FORM S-8

Registration Statement under

The Securities Act of 1933

IMPAC MORTGAGE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Maryland	33-0675505
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19500 Jamboree Road, Irvine, California 92612

(Address of principal executive offices)

(949) 475-3600

(Registrant’s telephone number, including area code)

Impac Companies 401(k) Savings Plan

(Full Title of the plans)

Ronald M.  Morrison

General Counsel

19500 Jamboree Road

Irvine, California 92612

(949) 475-3600

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Katherine J. Blair, Esq.

K&L Gates LLP

10100 Santa Monica Boulevard

Seventh Floor

Los Angeles, CA 90067

Telephone: (310) 552-5000

Facsimile: (310) 552-5001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller	Smaller reporting company ☐
reporting company)

EXPLANATORY NOTE

Deregistration of Securities

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-117070) filed on July 1, 2004 (the “Registration Statement”) as it pertains to the registration of 500,000 shares of Common Stock, par value $0.01 per share, of Impac Mortgage Holdings, Inc. (the “Common Stock”), associated with participation in the Impac Companies 401(k) Savings Plan (the “Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended, the Registration Statement also covered an indeterminate amount of interests to be offered and sold pursuant to the Plan (the “Plan Interests”). As of January 1, 2008, the Plan no longer offers the Common Stock as a voluntary investment option for participants in the Plan.

The undersigned Registrant hereby removes and withdraws from registration all shares and the Plan Interests, as previously registered pursuant to the Registration Statement and relating to the Plan, which remain unsold.

Item 8. Exhibits

Exhibit No.	Description

24	Power of Attorney (incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 1, 2004, Registration No. 333-117070).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 22nd day of May, 2009.

IMPAC MORTGAGE HOLDINGS, INC.

By:	/s/ Todd R. Taylor
Todd R. Taylor, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Names	Title	Date
/s/ JOSEPH R. TOMKINSON	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 22, 2009
Joseph R. Tomkinson

*	President and Director	May 22, 2009
William S. Ashmore

/s/ Todd R. Taylor	Chief Financial Officer (Principal Financial and Accounting Officer)	May 22, 2009
Todd R. Taylor

*	Director	May 22, 2009
James Walsh

*	Director	May 22, 2009
Frank P. Filipps

*	Director	May 22, 2009
Stephan R. Peers

*	Director	May 22, 2009
Leigh J. Abrams

* By:	/s/ Joseph R. Tomkinson
Joseph R. Tomkinson
Attorney-in-fact for each of the persons indicated

The Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the Impac Companies 401(k) Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 22nd day of May, 2009.

IMPAC COMPANIES 401(k) SAVINGS PLAN

By:	/s/ SHERALEE URBANO
Its:	Vice President, Human Resources